CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 333-171759 on Form N-1A of our report dated February 25, 2026, relating to the financial statements and financial highlights of First Trust Asia Pacific ex-Japan AlphaDEX® Fund, First Trust Europe AlphaDEX® Fund, First Trust Latin America AlphaDEX® Fund, , First Trust China AlphaDEX® Fund, First Trust Japan AlphaDEX® Fund, First Trust Developed Markets ex-US AlphaDEX® Fund, First Trust Emerging Markets AlphaDEX® Fund, First Trust Germany AlphaDEX® Fund, First Trust United Kingdom AlphaDEX® Fund, First Trust India NIFTY 50 Equal Weight ETF, First Trust Switzerland AlphaDEX® Fund, First Trust Developed Markets ex-US Small Cap AlphaDEX® Fund, First Trust Emerging Markets Small Cap AlphaDEX® Fund, and First Trust Eurozone AlphaDEX® ETF, each a series of First Trust Exchange-Traded AlphaDEX® Fund II, appearing in Form N-CSR of First Trust Exchange-Traded AlphaDEX® Fund II for the year ended December 31, 2025, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “AIFM Directive Disclosures”, “Independent Registered Public Accounting Firm”, and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

April 29, 2026